EXHIBIT - 24.1 CONSENT OF SCHWARTZ LEVITSKY FELDMAN, CHARTERED ACCOUNTANTS, THE REGISTRANT'S INDEPENDENT AUDITORS


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated ^ October 12, 1999, except as to Note 1 as to which the date is October 26, 1999 in the Registration Statement on Form SB-2 and related prospectus of Technical Ventures Inc. for the registration of 7,263,728 shares of common stock.


/S/SCHWARZ LEVITSKY FELDMAN


Schwartz Levitsky Feldman
Chartered Accountants
Toronto, Ontario, Canada
^ December 29, 1999


                                        1